SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Under to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 19, 1996
Commission File Number:  1-10013


Larson Davis Incorporated
(Exact Name of Registrant as Specified in its Charter)


            Nevada                          87-0429944
(State or other jurisdiction of           (IRS Employer
incorporation or organization)          Identification No.)


1681 West 820 North, Provo, Utah                  84601
(Address of Principal Executive Offices)        (Zip Code)


Registrant's Telephone Number, Including Area Code:
(801) 375-0177

N/A
(Former name, former address, and formal fiscal year, if changed since last report)


Page 1 of 8 consecutively numbered pages, including exhibits.



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ITEM 5.  OTHER EVENTS

Larson Davis Incorporated (the "Company") has expanded its board of directors to four individuals, and appointed William E. Hosker to fill the vacancy created thereby. Mr. Hosker has extensive experience and background in the chemical industry, both as a chemist and corporate executive. Mr. Hosker was employed by Hercules, Inc., for 35 years prior to his retirement in 1995. Mr. Hosker began his career at Hercules in 1960 as an organic chemist in the Hercules Research Center and later served in several high level executive positions in product development and marketing within the Paper Chemicals Group. By 1985, Mr. Hosker was serving as the Vice-President of the Paper Chemicals Group and, in 1987, became the Corporate Vice-President of International Operations, Subsidiaries, and Ventures. In 1990, Mr. Hosker was appointed as Vice-President and General Manager of the Resins Group of Hercules, a division with approximately $600 million in annual revenues. Mr. Hosker received his bachelor's of science degree in biochemistry from Brown College in 1960.

Concurrently with the appointment of William E. Hosker as a member of the board of directors, the Company entered into an agreement with STAT Associates, Inc., a company controlled by Mr. Hosker, for the provision by STAT Associates of consulting services to the Company regarding the development of a business strategy and operational plan for bringing products to market based on the Company's chemical technology, identifying potential markets for such products, and developing market contacts and a marketing plan for the Company. STAT Associates will be assisted by Brian Finkel, an independent consultant, in connection with the performance of its services under the terms of the contract. Under the agreements, the Company has agreed to pay an aggregate of $100,000 to STAT Associates over a six-month period and reimburse it for its reasonable expenses incurred in connection with performing the services. Mr. Finkel will receive $32,000 over an eight month period, together with options to purchase an aggregate of 100,000 shares of common stock of the Company, to be issued in lots of 25,000 each two months during the eight month term of his consulting agreement. The options will vest on issuance and have an exercise price equal to the fair market value of the underlying common stock on the date of issuance.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number       Title of Document                        Page

   1         10          Consulting Agreement between
                         Larson Davis Incorporated and
                         STAT Associates, Inc., dated
                         March 19, 1996                            4

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 25, 1996                    LARSON DAVIS INCORPORATED


                                          By   /s/ Dan J. Johnson
                                            Dan J. Johnson, Vice-President
                                            Secretary/Treasurer
                                            (Principal Financial and
                                             Accounting Officer)